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                         REGISTRATION RIGHTS AGREEMENT

                        Dated as of September 16, 1997

                                     among

                           UNITED AUTO GROUP, INC.,

                        THE GUARANTORS SIGNATORY HERETO

                                      and

                         J.P. MORGAN SECURITIES INC.,

                                      and

                       SCOTIA CAPITAL MARKETS (USA) INC.

                         REGISTRATION RIGHTS AGREEMENT

                  This Registration Rights Agreement (the "Agreement") is dated as of September 16, 1997, by and among UNITED AUTO GROUP, INC., a Delaware corporation (the "Company"), the guarantors signatory hereto (the "Guarantors," and together with the Company, the "Issuers"), and J.P. MORGAN SECURITIES INC. and SCOTIA CAPITAL MARKETS (USA) INC. (together the "Initial Purchasers").

                  This Agreement is entered into in connection with the Purchase Agreement, dated as of September 11, 1997, between the Issuers and the Initial Purchasers (the "Purchase Agreement") relating to the sale by the Company to the Initial Purchasers, of $50,000,000 aggregate principal amount of its 11% Senior Subordinated Notes due 2007, Series B (the "Notes"). In order to induce the Initial Purchasers to enter into the Purchase Agreement, the Issuers have agreed to provide the registration rights set forth in this Agreement for the equal benefit of the Initial Purchasers and their direct and indirect transferees. The execution and delivery of this Agreement is a condition to the Initial Purchasers' obligation to purchase the Notes under the Purchase Agreement.

                  The parties hereby agree as follows:

1.       Definitions

                  As used in this Agreement, the following terms shall have the following meanings:

                  Additional Interest:  See Section 4.

                  Advice:  See Section 5.

                  Applicable Period:  See Section 2(b).

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                  Company:  See the introductory paragraph to this Agreement.

                  Consummation Date:  The 165th day after the Issue Date.

                  Effectiveness Date:  The 135th day after the Issue Date.

                  Effectiveness Period:  See Section 3(a).

                  Event Date:  See Section 4(b).

                  Exchange Act: The Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

                  Exchange Offer:  See Section 2(a).

                  Exchange Registration Statement:  See Section 2(a).

                  Exchange Securities:  See Section 2(a).

                  Filing Date:  The 60th day after the Issue Date.

                  Guarantor: Each Person who has executed this Agreement as a guarantor or becomes a guarantor of the Notes.

                  Holder:  Any record holder of Registrable Securities.

                  Indemnified Person:  See Section 7.

                  Indemnifying Person:  See Section 7.

                  Indenture: The Indenture, dated as of September 16, 1997, among the Company, the Guarantors and The Bank of New York, as trustee, pursuant to which the Notes are being issued, as amended or supplemented from time to time in accordance with the terms thereof.

                  Initial Purchasers: See the introductory paragraph to this Agreement.

                  Initial Shelf Registration:  See Section 3(a).

                  Inspectors:  See Section 5(p).

                  Issue Date:  The date of original issuance of the Notes.

                  Issuers:  See the introductory paragraph to this Agreement.

                  NASD:  See Section 5(t).

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                  Notes:  See the preamble to this Agreement.

                  Participant:  See Section 7.

                  Participating Broker-Dealer:  See Section 2(b).

                  Person: An individual, corporation, limited or general partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

                  Private Exchange:  See Section 2(b).

                  Private Exchange Securities:  See Section 2(b).

                  Prospectus: The prospectus included in any Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

                  Records:  See Section 5(p).

                  Registrable Securities: The Notes upon original issuance of the Notes and at all times subsequent thereto, each Exchange Security as to which Section 2(c)(1)(i) hereof is applicable upon original issuance and at all times subsequent thereto and, if issued, the Private Exchange Securities, until in the case of any such Notes, Exchange Securities or Private Exchange Securities, as the case may be, (i) a Registration Statement (other than, with respect to any Exchange Security as to which Section 2(c)(1)(i) hereof is applicable, the Exchange Registration Statement) covering such Notes, Exchange Securities or Private Exchange Securities has been declared effective by the SEC and such Notes, Exchange Securities or Private Exchange Securities, as the case may be, have been disposed of in accordance with such effective Registration Statement, (ii) such Notes, Exchange Securities or Private Exchange Securities, as the case may be, are sold in compliance with Rule 144 or would be permitted to be sold pursuant to Rule 144(k), or (iii) such Notes, Exchange Securities or Private Exchange Securities, as the case may be, cease to be outstanding.

                  Registration Statement: Any registration statement of the Issuers, including, but not limited to, the Exchange Registration Statement, that covers any of the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such registration state-

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ment, including post-effective amendments, all exhibits, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

                  Rule 144: Rule 144 promulgated under the Securities Act, as such Rule may be amended from time to time, or any similar rule (other than Rule 144A) or regulation hereafter adopted by the SEC providing for offers and sales of securities made in compliance therewith resulting in offers and sales by subsequent holders that are not affiliates of an issuer of such securities being free of the registration and prospectus delivery requirements of the Securities Act.

                  Rule 144A: Rule 144A promulgated under the Securities Act, as such Rule may be amended from time to time, or any similar rule (other than Rule 144) or regulation hereafter adopted by the SEC.

                  Rule 415: Rule 415 promulgated under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

                  SEC:  The Securities and Exchange Commission.

                  Securities Act: The Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

                  Shelf Notice:  See Section 2(c).

                  Shelf Registration:  See Section 3(b).

                  Subsequent Shelf Registration:  See Section 3(b).

                  TIA:  The Trust Indenture Act of 1939, as amended.

                  Trustee: The trustee as defined in the Indenture and, if existent, the trustee under any indenture governing the Exchange Securities and Private Exchange Securities (if any).

                  Underwritten registration or underwritten offering: A registration in which securities of the Issuers are sold to an underwriter for reoffering to the public.

2.       Exchange Offer

                  (a) The Issuers agree to file with the SEC as soon as practicable after the Issue Date, but in no event later than the Filing Date, an offer to exchange (the "Exchange Offer") any and all of the Registrable Securities for a like aggregate principal amount of debt securities of the Issuers which are identical in all material respects to the Notes (the "Exchange Securities") (and which are entitled to the benefits of the Indenture or a trust indenture which is

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         identical in all material respects to the Indenture (other than such changes as are necessary to comply with any requirements of the SEC to effect or maintain the qualification of such trust indenture under the TIA) and which has been qualified under the TIA), except that the Exchange Securities shall have been registered pursuant to an effective Registration Statement under the Securities Act and shall contain no legend thereon with respect to restrictions on transfer pursuant to the Securities Act. The Issuers agree to use their reasonable best efforts to keep the Exchange Offer open for at least 20 business days (or longer if required by applicable law) after the date notice of the Exchange Offer is mailed to Holders and to consummate the Exchange Offer on or prior to the Consummation Date. The Exchange Offer will be registered under the Securities Act on the appropriate form (the "Exchange Registration Statement") and will comply with all applicable tender offer rules and regulations under the Exchange Act. If after such Exchange Registration Statement is initially declared effective by the SEC and prior to the consummation of the Exchange Offer, the Exchange Offer or the issuance of the Exchange Securities thereunder is interfered with by any stop order, injunction or other order or requirement of the SEC or any other governmental agency or court such Exchange Registration Statement shall be deemed not to have become effective for purposes of this Agreement. Each Holder who participates in the Exchange Offer will be deemed to represent that any Exchange Securities received by it will be acquired in the ordinary course of its business, that at the time of the consummation of the Exchange Offer such Holder will have no arrangement with any person to participate in the distribution of the Exchange Securities in violation of the provisions of the Securities Act, and that such Holder is not an affiliate of the Issuers within the meaning of the Securities Act. Upon consummation of the Exchange Offer in accordance with this Section 2, the provisions of this Agreement (other than the first four sentences of this Section 2(a)) shall continue to apply, mutatis mutandis, solely with respect to Registrable Securities that are Private Exchange Securities and Exchange Securities held by Participating Broker-Dealers, and the Issuers shall have no further obligation to register Registrable Securities (other than Private Exchange Securities and other than Exchange Securities as to which clause (c)(1)(i) hereof applies) pursuant to Section 3 of this Agreement. No securities other than the Exchange Securities shall be included in the Exchange Registration Statement, except to the extent required by contractual obligations in effect on the Issue Date.

                  (b) The Issuers shall include within the Prospectus contained in the Exchange Registration Statement one or more section(s) reasonably acceptable to the Initial Purchasers, which shall contain a summary statement of the publicly disseminated positions of the Staff of the SEC with respect to

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         the potential "underwriter" status of any broker-dealer that is the beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of Exchange Securities received by such broker-dealer in the Exchange Offer (a "Participating Broker-Dealer"). Such section(s) shall also allow the use of the prospectus by all persons subject to the prospectus delivery requirements of the Securities Act (other than a Participating Broker Dealer (an "Excluded Participating Broker Dealer") who either (x) acquired Notes other than for its own account as a result of market-making activities or other trading activities or (y) has entered into any arrangement or understanding with any Issuer or any affiliate of any Issuer to distribute the Exchange Securities) and include a statement describing the means by which Participating Broker-Dealers may resell the Exchange Securities.

                  The Issuers shall use their reasonable best efforts to keep the Exchange Registration Statement effective and to amend and supplement the Prospectus contained therein in order to permit such Prospectus to be lawfully delivered by all persons subject to the prospectus delivery requirements of the Securities Act for such period of time as such persons must comply with such requirements in order to resell the Exchange Securities; provided, however, that such period shall not exceed 120 days (or such longer period if extended pursuant to the last paragraph of Section 5) (the "Applicable Period"); provided, further, however, that, if requested by the Company in the letter of transmittal for the Exchange Offer, such persons shall have expressed that they may be subject to such requirements and have undertaken to use their reasonable best efforts to notify the Company when they are no longer subject to such requirements (if they are no longer subject to such requirements at any time prior to the expiration of the Applicable Period).

                  If, prior to consummation of the Exchange Offer, an Initial Purchaser holds any Notes acquired by it and having the status of an unsold allotment in the initial distribution, the Issuers upon the request of such Initial Purchaser shall, simultaneously with the delivery of the Exchange Securities in the Exchange Offer, issue and deliver to each such Initial Purchaser, in exchange (the "Private Exchange") for the Notes held by such Initial Purchaser, a like principal amount of debt securities of the Issuers that are identical in all material respects to the Exchange Securities (the "Private Exchange Securities") (and which are issued pursuant to the same indenture as the Exchange Securities) except for the placement of a restrictive legend on such Private Exchange Securities. If practicable, the Private Exchange Securities shall bear the same CUSIP number as the Exchange Securities. Interest on the Exchange Securities and Private Exchange Securities will accrue from the last interest payment date on which interest was paid on the Notes surrendered in exchange therefor or, if no interest has been paid on the Notes, from the Issue Date.

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                  Any indenture under which the Exchange Securities or the
Private Exchange Securities will be issued shall provide that the holders of any of the Exchange Securities and the Private Exchange Securities will vote and consent together on all matters (to which such holders are entitled to vote or consent) as one class and that none of the holders of the Exchange Securities and the Private Exchange Securities will have the right to vote or consent as a separate class on any matter (to which such holders are entitled to vote or consent).

                  (c) If (1) prior to the consummation of the Exchange Offer, the Issuers reasonably determine in good faith or Holders of a majority in aggregate principal amount of the Registrable Securities notify the Issuers that they have reasonably determined in good faith that (i) in the opinion of counsel, the Exchange Securities would not, upon receipt, be tradeable by such Holders who are not affiliates of the Issuers or Excluded Participating Broker Dealers without registration under the Securities Act and without registration under applicable blue sky or state securities laws or (ii) in the opinion of counsel, the SEC is unlikely to permit the consummation of the Exchange Offer and/or (2) subsequent to the consummation of the Private Exchange, any holder of Private Exchange Securities so requests with respect to the Private Exchange Securities and/or (3) the Exchange Offer is commenced and not consummated prior to the 60th day following the Consummation Date for any reason, then the Issuers shall promptly deliver to the Holders and the Trustee notice thereof (the "Shelf Notice") and shall thereafter file an Initial Shelf Reg istration as set forth in Section 3 (which only in the circumstances contemplated by clause (2) of this sentence will relate solely to the Private Exchange Securities) pursuant to Section 3. The parties hereto agree that, following the delivery of a Shelf Notice to the Holders of Registrable Securities (only in the circumstances contemplated by clauses (1) and/or (3) of the preceding sentence), the Issuers shall not have any further obligation to conduct the Exchange Offer or the Private Exchange under this Section 2.

3.       Shelf Registration

                  If a Shelf Notice is delivered as contemplated by Section 2(c), then:

                  (a) Initial Shelf Registration. The Issuers shall as promptly as reasonably practicable prepare and file with the SEC a Registration Statement for an offering to be made on a continuous basis pursuant to Rule 415 covering all of the Registrable Securities (the "Initial Shelf Registration"). If the Issuers shall have not yet filed an Exchange Offer and the Shelf Notice was delivered at least 45 days prior to the Filing Date, the Issuers shall file with the SEC the Initial Shelf Registration on or prior to the Filing Date.

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         Otherwise, the Issuers shall file with the SEC the Initial Shelf
         Registration within 60 days of the delivery of the Shelf Notice. The Initial Shelf Registration shall be on Form S-1 or another appropriate form permitting registration of such Registrable Securities for resale by such holders in the manner or manners designated by them (including, without limitation, one or more underwritten offerings). The Issuers may permit securities other than the Registrable Securities to be included in the Initial Shelf Registration or any Subsequent Shelf Registration to the extent required by contractual obligations of the Company in effect on the Issue Date. The Issuers shall use their reasonable best efforts to cause the Initial Shelf Registration to be declared effective under the Securities Act on or prior to the 135th day after the filing thereof with the SEC and to keep the Initial Shelf Registration continuously effective under the Securities Act until the date which is 24 months from the Issue Date (subject to extension pursuant to the last paragraph of Section 5 hereof) (the "Effectiveness Period"), or such shorter period ending when (i) all Registrable Securities covered by the Initial Shelf Registration have been sold in the manner set forth and as contemplated in the Initial Shelf Registration or (ii) a Subsequent Shelf Registration covering all of the Registrable Securities has been declared effective under the Securities Act.

                  Notwithstanding any other provision of this Agreement, the Issuers may postpone or suspend the filing or effectiveness of a Registration Statement (or any amendments or supplements thereto) if
         (i) such action is required by applicable law or (ii) such action is taken by the Issuers in good faith and for valid business reasons (not including the avoidance of the Issuers' obligations hereunder), including the acquisition or divestiture of assets, other pending corporate developments, public filings with the SEC or other similar events, so long as the Issuers promptly thereafter comply with the requirements of Section 5(b) hereof, if applicable. Notwithstanding the occurrence of any event referred to in the immediately preceding sentence, such event shall not suspend, postpone or in any other manner affect the running of any time periods for the purpose of determining the entitlement of the Holders to Additional Interest under Section 4 hereof.

                  (b) Subsequent Shelf Registrations. If the Initial Shelf Registration or any Subsequent Shelf Registration ceases to be effective for any reason at any time during the Effectiveness Period (other than because of the sale of all of the securities registered thereunder), the Issuers shall use their reasonable best efforts to obtain the prompt withdrawal of any order suspending the effectiveness thereof, and in any event shall within 45 days of such cessation of effectiveness amend the Shelf Registration in a manner reasonably expected to obtain the withdrawal of the order sus-

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         pending the effectiveness thereof, or file an additional "shelf"
         Registration Statement pursuant to Rule 415 covering all of the Registrable Securities (a "Subsequent Shelf Registration"). If a Subsequent Shelf Registration is filed, the Issuers shall use their reasonable best efforts to cause the Subsequent Shelf Registration to be declared effective as soon as practicable after such filing and to keep such Registration Statement continuously effective for a period equal to the number of days in the Effectiveness Period less the aggregate number of days during which the Initial Shelf Registration or any Subsequent Shelf Registration was previously continuously effective. As used herein the term "Shelf Registration" means the Initial Shelf Registration and any Subsequent Shelf Registration.

                  (c) Supplements and Amendments. The Issuers shall promptly supplement and amend the Shelf Registration if required by the rules, regulations or instructions applicable to the registration form used for such Shelf Registration or if required by applicable law.

4.       Additional Interest

                  (a) The Issuers and the Initial Purchasers agree that the Holders of Registrable Securities will suffer damages if the Issuers fail to fulfill their obligations under Section 2 or Section 3 hereof and that it would not be feasible to ascertain the extent of such damages with precision. Accordingly, the Issuers agree to pay, as liquidated damages, additional interest on the Registrable Securities ("Additional Interest") under the circumstances and to the extent set forth below (each of which shall be given independent effect and shall not be duplicative):

                  (i) if the Exchange Registration Statement has not been filed on or prior to the Filing Date or the Initial Shelf Registration has not been filed on or prior to the date by which it is required to be filed pursuant to Section 3(a) hereof, Additional Interest shall accrue on the Registrable Securities over and above the stated interest at a rate of 25 basis points per annum for the first 90 days immediately following the Filing Date or such required date, as the case may be, such Additional Interest rate increasing by an additional 25 basis points per annum at the beginning of each subsequent 90-day period;

                  (ii) if Additional Interest is not then accruing pursuant to
         Section 4(a)(i) and the Exchange Registration Statement is not declared effective by the SEC on or prior to the Effectiveness Date or the Initial Shelf Registration is not declared effective on or prior to the 135th day after filing thereof, Additional Interest shall accrue on the Registrable Securities included or which should have been included in such Registration Statement over and above the stated inter-

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         est at a rate of 25 basis points per annum for the first 90 days immediately following the day after the Effectiveness Date, such Additional Interest rate increasing by an additional 25 basis points per annum at the beginning of each subsequent 90-day period; and

                  (iii) if Additional Interest is not then accruing pursuant to
         Section 4(a)(i) and 4(a)(ii) and (A) the Issuers have not exchanged Exchange Securities for all Notes validly tendered in accordance with the terms of the Exchange Offer on or prior to the Consummation Date (including by reason of the Exchange Registration Statement ceasing to be effective) or (B) if applicable, the Shelf Registration has been declared effective and such Shelf Registration ceases to be effective at any time during the Effectiveness Period, then Additional Interest shall be accrued on the Registrable Securities (over and above any interest otherwise payable on the Registrable Securities) at a rate of 25 basis points per annum for the first 90 days commencing on the (x) 165th day after the Issue Date, in the case of (A) above, or (y) the day such Shelf Registration ceases to be effective in the case of (B) above, such Additional Interest rate increasing by an additional 25 basis points per annum at the beginning of each such subsequent 90-day period;

provided, however, that the Additional Interest rate on the Registrable Securities may not exceed at any one time in the aggregate 100 basis points per annum; and provided, further, that (1) upon the filing of the Exchange Registration Statement or a Shelf Registration as required hereunder (in the case of clause (a)(i) of this Section 4), (2) upon the effectiveness of the Exchange Registration Statement or the Shelf Registration as required hereunder (in the case of clause (a)(ii) of this Section 4), or (3) upon the exchange of Exchange Securities for all Notes tendered (in the case of clause (a)(iii)(A) of this Section 4), or upon the effectiveness of the Shelf Registration which had ceased to remain effective (in the case of clause (a)(iii)(B) of this Section 4), Additional Interest on the Registrable Securities as a result of such clause (or the relevant subclause thereof), as the case may be, shall cease to accrue. It is understood and agreed that, notwithstanding any provision to the contrary, so long as any Registrable Security is then covered by an effective Shelf Registration Statement, no Additional Interest shall accrue on such Registrable Security. Payment of any Additional Interest shall be subject to Section 9 and the penultimate paragraph of Section 5.

                  (b) The Issuers shall notify the Trustee within five business days after each and every date on which an event occurs in respect of which Additional Interest is required to be paid (an "Event Date"). The Issuers shall pay the Additional Interest due on the Registrable Securities by depositing with the Trustee, in trust, for the benefit of the Holders thereof, on or before the applicable semi-annual in-

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         terest payment date, immediately available funds in sums sufficient to pay the Additional Interest then due to Holders of Registrable Securities. The Additional Interest amount due shall be payable on each interest payment date to the record Holder of Registrable Securities entitled to receive the interest payment to be made on such date as set forth in the Indenture. The amount of Additional Interest will be determined by applying the applicable Additional Interest rate to the principal amount of the affected Registrable Securities of such Holders, (determined on the basis of a 360-day year comprised of twelve 30-day months and, in the case of a partial month, the actual number of days elapsed). Each obligation to pay Additional Interest shall be deemed to accrue immediately following the occurrence of the applicable Event Date provided, however, that if the applicable Event Date is not a business day, Additional Interest shall not begin to accrue or increase, as the case may be, until the next succeeding business day. The parties hereto agree that the Additional Interest provided for in this Section 4 constitutes the sole and exclusive remedy for a breach of Section 2 or 3 and is a reasonable estimate of the damages that may be incurred by Holders of Registrable Securities by reason of the failure of a Shelf Registration or Exchange Registration Statement to be filed or declared effective, an Exchange Offer to be consummated or a Shelf Registration to remain effective, as the case may be, in accordance with this Section 4.

5.       Registration Procedures

                  In connection with the registration of any Registrable Securities pursuant to Sections 2 or 3 hereof, the Issuers shall effect such registrations to permit the sale of such Registrable Securities in accordance with the intended method or methods of disposition thereof, and pursuant thereto the Issuers shall:

                  (a) Use their reasonable best efforts to prepare and file with the SEC a Registration Statement or Registration Statements, as soon as practicable after the date hereof but in any event prior to the applicable date prescribed by Section 2 or 3, and to use their reasonable best efforts to cause each such Registration Statement to become effective and remain effective as provided herein; provided, however, that, if (1) such filing is pursuant to Section 3, or (2) a Prospectus contained in an Exchange Registration Statement filed pursuant to Section 2 is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Securities during the Applicable Period, before filing any Registration Statement or Prospectus or any amendments or supplements thereto, the Issuers shall upon written request furnish to and afford the Holders of the Registrable Securities (which in the case of Registrable Securities in the form of global certificates shall be The Depository Trust Company ("DTC")) and each such

         Participating Broker-Dealer, as the case may be, covered by such Registration Statement, their counsel and the managing underwriters, if any, a reasonable opportunity to review copies of all such documents (including copies of any documents to be incorporated by reference therein and all exhibits thereto) proposed to be filed.

                  (b) Prepare and file with the SEC such amendments and post-effective amendments to each Shelf Registration or Exchange Registration Statement, as the case may be, as may be necessary to keep such Registration Statement continuously effective for the Effectiveness Period or the Applicable Period, as the case may be; cause the related Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) under the Securities Act; and comply with the provisions of the Securities Act and the Exchange Act with respect to the disposition of all securities covered by such Registration Statement as so amended or in such Prospectus as so supplemented and with respect to the subsequent resale of any securities being sold by a Participating Broker-Dealer covered by any such Prospectus; the Issuers shall not be deemed to have used their reasonable best efforts to keep a Registration Statement effective during the Applicable Period if the Issuers voluntarily take any action that would result in selling Holders of the Registrable Securities covered thereby or Participating Broker-Dealers seeking to sell Exchange Securities not being able to sell such Registrable Securities or such Exchange Securities during that period unless such action is required by applicable law or unless the Issuers comply with this Agreement, including without limitation, the provisions of paragraph 5(k) hereof and the last paragraph of this
         Section 5.

                  (c) If (1) a Shelf Registration is filed pursuant to Section 3, or (2) a Prospectus contained in an Exchange Registration Statement filed pursuant to Section 2 is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Securities during the Applicable Period, notify the selling Holders of Registrable Securities, or each such Participating Broker-Dealer, as the case may be, their counsel and the managing underwriters, if any, who have provided the Issuers with their names and addresses promptly (but in any event within two business days), and confirm such notice in writing, (i) when a Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective under the Securities Act (including in such notice a written statement that any Holder may, upon request, obtain, without charge, one conformed copy of such Registration Statement or post-effective amendment including financial statements and schedules, documents incorporated or deemed to be incorporated by reference and exhibits), (ii) of the issuance by the SEC of any stop order suspending the effectiveness of a Registration Statement or of any order preventing or suspending the use of any preliminary prospectus or the initiation of any proceedings for that purpose, (iii) of the receipt by the Issuers of any notification with respect to the suspension of the qualification or exemption from qualification of a Registration Statement or any of the Registrable Securities or the Exchange Securities to be sold by any Participating Broker-Dealer for offer or sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose, (iv) of the happening of any event or any information becoming known that makes any statement made in such Registration Statement or related Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in such Registration Statement, Prospectus or documents so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or neces sary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (v) of the Issuers' reasonable determination that a post-effective amendment to a Registration Statement would be appropriate.

                  (d) If (1) a Shelf Registration is filed pursuant to Section 3, or (2) a Prospectus contained in an Exchange Registration Statement filed pursuant to Section 2 is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Securities during the Applicable Period, use its reasonable best efforts to oppose the issuance of any order suspending the effectiveness of a Registration Statement or of any order preventing or suspending the use of a Prospectus or suspending the qualification (or exemption from qualification) of any of the Registrable Securities or the Exchange Securities to be sold by any Participating Broker-Dealer, for sale in any jurisdiction, and, if any such order is issued, to use its reasonable best efforts to obtain the withdrawal of any such order at the earliest possible moment.

                  (e) If a Shelf Registration is required pursuant to Section 3, before filing any Registration Statement or prospectus or any amendment or supplement thereto (including any document that would be incorporated by reference therein) furnish counsel for the Holders of Registrable Securities covered by such Shelf Registration a reasonable op-portunity to review copies of all such documents proposed to be filed.

                  (f) If (1) a Shelf Registration is filed pursuant to Section 3, or (2) a Prospectus contained in an Exchange Registration Statement filed pursuant to Section 2 is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Securities during the Applicable Period, furnish to each selling Holder of Registrable Securities and to each such Participating Broker-Dealer who so requests and to counsel and each managing underwriter, if any, without charge, one conformed copy of the Registration Statement or Statements and each post-effective amendment thereto, including financial statements and schedules, and if requested, all documents incorporated or deemed to be incorporated therein by reference and all exhibits.

                  (g) If (1) a Shelf Registration is filed pursuant to Section 3, or (2) a Prospectus contained in an Exchange Registration Statement filed pursuant to Section 2 is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Securities during the Applicable Period, deliver to each selling Holder of Registrable Securities, or each such Participating Broker-Dealer, as the case may be, their counsel, and the underwriters, if any, without charge, as many copies of the Prospectus or Prospectuses (including each form of preliminary prospectus) and each amendment or supplement thereto and any documents incorporated by reference therein as such Persons may reasonably request; and, subject to the last paragraph of this Section 5, the Issuers hereby consent to the use of such Prospectus and each amendment or supplement thereto by each of the selling holders of Registrable Securities or each such Participating Broker-Dealer, as the case may be, and the underwriters or agents, if any, and dealers (if any), in connection with the offering and sale of the Registrable Securities covered by or the sale by Participating Broker-Dealers of the Exchange Securities pursuant to such Prospectus and any amendment or supplement thereto.

                  (h) Prior to any public offering of Registrable Securities or any delivery of a Prospectus contained in the Exchange Registration Statement by any Participating Broker-Dealer who seeks to sell Exchange Securities during the Applicable Period, to use its reasonable best efforts to register or qualify, and to cooperate with the selling Holders of Registrable Securities or each such Participating Broker-Dealer, as the case may be, the underwriters, if any, and their respective counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions within the United States as any selling

         Holder, Participating Broker-Dealer, or the managing underwriters reasonably request in writing; provided, however, that where Exchange Securities held by Participating Broker-Dealers or Registrable Securities are offered other than through an underwritten offering, the Issuers agree to cause their counsel to perform Blue Sky investigations and file registrations and qualifications required to be filed pursuant to this Section 5(h); keep each such registration or qualification (or exemption therefrom) effective during the period such Registration Statement is required to be kept effective and do any and all other reasonable acts or things necessary or advisable to enable the disposition in such jurisdictions of the Exchange Securities held by Participating Broker-Dealers or the Registrable Securities covered by the applicable Registration Statement; provided, however, that no Issuer shall be required to (A) qualify generally to do business in any jurisdiction where it is not then so qualified, (B) take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject or (C) subject itself to taxation in excess of a nominal dollar amount in any such jurisdiction.

                  (i) If a Shelf Registration is filed pursuant to Section 3, reasonably cooperate with the selling Holders of Registrable Securities and the managing underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold, which certificates shall not bear any legends with respect to restrictions on transfer pursuant to the Securities Act and shall be in a form eligible for deposit with DTC; and enable such Registrable Securities to be registered in such names as the managing underwriter or under writers, if any, or Holders may request.

                  (j) Use its reasonable best efforts to cause the Registrable Securities covered by the Registration Statement to be registered with or approved by such other United States governmental agencies or authorities of the United States as may be necessary to enable the seller or sellers thereof or the underwriters, if any, to consummate the disposition of such Registrable Securities, except as may be required solely as a consequence of the nature of such selling Holder's business, in which case the Issuers will cooperate in all reasonable respects with the filing of such Registration Statement and the granting of such approvals.

                  (k) If (1) a Shelf Registration is filed pursuant to Section 3, or (2) a Prospectus contained in an Exchange Registration Statement filed pursuant to Section 2 is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Securities during the Applicable Period, upon the occurrence of any event contemplated by paragraph 5(c)(iv) or 5(c)(v) above, as promptly as practicable prepare and (subject to Section 5(a) and the second paragraph of Section 3(a) above) file with the SEC, solely at the expense of the Issuers, a supplement or post-effective amendment to the Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder or to the purchasers of the Exchange Securities to whom such Prospectus will be delivered by a Participating Broker-Dealer, any such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  (l) Use its reasonable best efforts to cause the Registrable Securities covered by a Registration Statement or the Exchange Securities, as the case may be, to be rated with the appropriate rating agencies, if so requested by the Holders of a majority in aggregate principal amount of Registrable Securities covered by such Registration Statement or the Exchange Securities, as the case may be, or the managing underwriters, if any.

                  (m) Prior to the effective date of the first Registration Statement relating to the Registrable Securities, (i) provide the Trustee with certificates for the Registrable Securities in a form eligible for deposit with DTC and (ii) provide a CUSIP number for the Registrable Securities.

                  (n) Use its reasonable best efforts to cause all Registrable Securities covered by such Registration Statement or the Exchange Securities, as the case may be, to be (i) listed on each securities exchange, if any, on which similar securities issued by the Issuers are then listed, or (ii) authorized to be quoted on the National Association of Securities Dealers Automated Quotation System ("NASDAQ") or the National Market System of NASDAQ if similar securities of the Issuers are so authorized.

                  (o) In connection with an underwritten offering of Registrable Securities pursuant to a Shelf Registration, enter into an underwriting agreement as is customary in underwritten offerings and take all such other actions as are reasonably requested by the managing underwriters in order to expedite or facilitate the registration or the disposition of such Registrable Securities, and in such connection, (i) make such representations and warranties to the underwriters, with respect to the business of the Company and its subsidiaries, if any, and the Registration Statement, Prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, as are customarily made by issuers to underwriters in underwritten of-ferings, and confirm the same if and when requested; (ii) obtain an opinion of counsel to the Issuers and updates thereof in form and substance reasonably satisfactory to the managing underwriters, addressed to the underwriters covering the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by underwriters; (iii) obtain "cold comfort" letters and updates thereof in form and substance reasonably satisfactory to the managing underwriters from the independent certified public accountant(s) of the Company (and, if necessary, any other independent certified public accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data are, or are required to be, included in the Registration Statement), addressed to each of the underwriters, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters in connection with underwritten offerings and such other matters as may be reasonably requested by underwriters; and (iv) if an underwriting agreement is entered into, the same shall contain indemnification provisions and procedures no less favorable than those set forth in Section 7 hereof (or such other provisions and procedures acceptable to Holders of a majority in aggregate principal amount of Registrable Securities covered by such Registration Statement and the managing underwriters or agents) with respect to all parties to be indemnified pursuant to said Section. The above shall be done at each closing under such underwriting agreement, or as and to the extent required thereunder.

                  (p) If (1) a Shelf Registration is filed pursuant to Section 3, or (2) a Prospectus contained in an Exchange Registration Statement filed pursuant to Section 2 is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Securities during the Applicable Period, make available for inspection by any selling Holder of such Registrable Securities being sold, or each such Participating Broker-Dealer, as the case may be, any underwriter participating in any such disposition of Registrable Securities, if any, and any attorney, accountant or other agent retained by any such selling holder or each such Participating Broker-Dealer, as the case may be, or underwriter (collectively, the "Inspectors"), at the offices where normally kept, during reasonable business hours, all financial and other records, pertinent corporate documents and properties of the Issuers (collectively, the "Records"), as shall be reasonably necessary to enable them to exercise any applicable due diligence responsibilities, and cause the officers, directors and employees of the Issuers to supply all information in each case reasonably requested by any such Inspector in connection with such Registration Statement. Records determined in good faith by the Issuers to be confidential shall not be disclosed by any In-spector notified of such determination unless (i) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in such Registration Statement, (ii) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction or (iii) the information in such Records has been made generally available to the public by the Company. Each selling Holder of such Registrable Securities and each such Participating Broker-Dealer will be required to agree that information obtained by it as a result of such inspections shall be deemed confidential and shall not be used by it as the basis for any market transactions in the securities of the Issuers unless and until such is made generally available to the public by the Company. Each selling Holder of such Registrable Securities and each such Participating Broker-Dealer will be required to further agree that it will, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to the Issuers and allow them at their own expense to undertake appropriate action to prevent disclosure of the Records deemed confidential.

                  (q) Provide an indenture trustee for the Registrable Securities or the Exchange Securities, as the case may be, and cause the Indenture or the trust indenture provided for in Section 2(a), as the case may be, to be qualified under the TIA not later than the effective date of the Exchange Offer or the first Registration Statement relating to the Registrable Securities; and in connection therewith, cooperate with the trustee under any such indenture and the holders of the Registrable Securities, to effect such changes to such indenture as may be required for such indenture to be so qualified in accordance with the terms of the TIA; and execute, and use its reasonable best efforts to cause such trustee to execute, all documents as may be required to effect such changes, and all other forms and documents required to be filed with the SEC to enable such indenture to be so qualified in a timely manner.

                  (r) Comply in all material respects with all applicable rules and regulations of the SEC and make generally available to its securityholders earning statements satisfying the provisions of
         Section 11(a) of the Securities Act and Rule 158 thereunder (or any similar rule promul gated under the Securities Act) no later than 90 days after the end of any 12-month period (i) commencing at the end of any fiscal quarter in which Registrable Securities are sold to underwriters in a firm commitment or best efforts underwritten offering and (ii) if not sold to underwriters in such an offering, commencing on the first day of the first fiscal quarter of the Issuers after the effective date of a Shelf Registration Statement, which statements shall cover said 12-month periods.

                  (s) If an Exchange Offer or a Private Exchange is to be consummated, upon delivery of the Registrable Securities by Holders to the Issuers (or to such other Person as directed by the Issuers) in exchange for the Exchange Securities or the Private Exchange Securities, as the case may be, the Issuers shall mark, or caused to be marked, on such Registrable Securities that such Registrable Securities are being cancelled in exchange for the Exchange Securities or the Private Exchange Securities, as the case may be; in no event shall such Registrable Securities be marked as paid or otherwise satisfied.

                  (t) Reasonably cooperate with each seller of Registrable Securities covered by any Registration Statement and each underwriter, if any, participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the National Association of Securities Dealers, Inc. (the "NASD").

                  (u) Use its reasonable best efforts to take all other steps necessary to effect the registration of the Registrable Securities covered by a Registration Statement contemplated hereby.

                  The Issuers may require each seller of Registrable Securities or Participating Broker-Dealer as to which any registration is being effected to furnish to the Issuers such information regarding such seller or Participating Broker-Dealer and the distribution of such Registrable Securities or Exchange Securities to be sold by such Participating Broker-Dealer, as the case may be, as the Issuers may, from time to time, reasonably request. The Issuers may exclude from such registration the Registrable Securities of any seller or Participating Broker-Dealer who fails to furnish such information within a reasonable time after receiving such request and, notwithstanding anything to the contrary in this Agreement, such Seller or Participating Broker Dealer shall not be entitled to receive any Additional Interest pursuant to
Section 4. Each seller as to which any Shelf Registration is being effected is deemed to agree to furnish promptly to the Issuers all information required to be disclosed in order to make the information previously furnished to the Issuers by such seller not materially misleading.

                  Each Holder of Registrable Securities and each Participating Broker-Dealer agrees by acquisition of such Registrable Securities or Exchange Securities to be sold by such Participating Broker-Dealer, as the case may be, that, upon receipt of any notice from the Issuers of the happening of any event of the kind described in Section 5(c)(ii), 5(c)(iii), 5(c)(iv), or 5(c)(v), such Holder shall forthwith discontinue disposition of such Registrable Securities covered by such Registration Statement or Prospectus or Exchange Securities to be sold by such Participating Broker-Dealer, as the case may be, until such holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 5(k), or until it is advised in writing (the "Advice") by the Issuers that the use of the applicable Prospectus may be resumed, and has received copies of any amendments or supplements thereto. In the event the Issuers shall give any such notice, each of the Effectiveness Period and the Applicable Period shall be extended by the number of days during such periods from and including the date of the giving of such notice to and including the date when each seller of Registrable Securities covered by such Registration Statement or Exchange Securities to be sold by such Participating Broker-Dealer, as the case may be, shall have received (x) the copies of the supplemented or amended Prospectus contemplated by Section 5(k) or (y) the Advice.

6.       Registration Expenses

                  (a) All fees and expenses incident to the performance of or compliance with this Agreement by the Issuers shall be borne by the Issuers whether or not the Exchange Offer or a Shelf Registration is filed or becomes effective, including, without limitation, (i) all registration and filing fees (including, without limitation, (A) fees with respect to filings required to be made with the NASD in connection with an underwritten offering and (B) fees and expenses of compliance with state securities or Blue Sky laws (including, without limitation, reasonable fees and disbursements of counsel in connection with Blue Sky qualifications of the Registrable Securities or Exchange Securities and determination of the eligibility of the Registrable Securities or Exchange Securities for investment under the laws of such jurisdictions in the United States (x) where the holders of Registrable Securities are located, in the case of the Exchange Securities, or (y) as provided in Section 5(h), in the case of Registrable Securities or Exchange Securities to be sold by a Participating Broker-Dealer during the Applicable Period)), (ii) printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities or Exchange Securities in a form eligible for deposit with DTC and of printing prospectuses if the printing of prospectuses is requested by the managing underwriters, if any, or, in respect of Registrable Securities or Exchange Securities to be sold by any Participating Broker-Dealer during the Applicable Period, by the Holders of a majority in aggregate principal amount of the Registrable Securities included in any Registration Statement or of such Exchange Securities, as the case may be), (iii) messenger, telephone and delivery expenses, (iv) fees and disbursements of counsel for the Issuers and fees and disbursements of special counsel for the sellers of Registrable Securities (subject to the provisions of Section 6(b)), (v) fees and disbursements of all independent certified public accountants referred to in Section 5(o)(iii) (including, without limitation, the expenses of any special audit and "cold comfort" letters required by or incidental to such perform-

         ance), (vi) rating agency fees, (vii) Securities Act liability insurance, if the Issuers desires such insurance, (viii) fees and expenses of all other Persons retained by the Issuers, (ix) internal expenses of the Issuers (including, without limitation, all salaries and expenses of officers and employees of the Issuers performing legal or accounting duties), (x) the expense of any annual audit,
         (xi) the fees and expenses incurred in connection with the listing of the securities to be registered on any securities exchange, if applicable and (xii) the expenses relating to printing, word processing and distributing all Registration Statements, underwriting agreements, securities sales agreements, indentures and any other documents necessary in order to comply with this Agreement; provided, however, that notwithstanding the foregoing, the Issuers will not be responsible for any underwriter's discounts, commissions or fees attributable to the sale of Registrable Securities.

                  (b) In connection with any Shelf Registration hereunder, the Issuers shall reimburse the Holders of the Registrable Securities being registered in such registration for the reasonable fees and disbursements of not more than one counsel (in addition to local counsel, if appropriate) chosen by the Holders of a majority in aggregate principal amount of the Registrable Securities to be included in such Registration Statement, subject to the reasonable approval of the Issuers. Such Holders shall be responsible for any and all other out-of-pocket expenses of the Holders of Registrable Securities incurred in connection with the registration of the Registrable Securities.

7.       Indemnification

                  The Issuers agree to indemnify and hold harmless each Holder of Registrable Securities and each Participating Broker-Dealer selling Exchange Securities during the Applicable Period, the officers and directors of each such person, and each person, if any, who controls any such person within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act (each, a "Participant"), from and against any and all losses, claims, damages and liabilities (including, without limitation, the reasonable legal fees and other expenses actually incurred in connection with any suit, action or proceeding or any claim asserted) caused by any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement (or any amendment thereto) or Prospectus (as amended or supplemented if the Issuers shall have furnished any amendments or supplements thereto) or any preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except insofar as such losses, claims, damages or liabilities are caused by any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information relating to any Participant furnished to the Company in writing by such Participant expressly for use therein; provided, however, that the foregoing indemnity with respect to any preliminary prospectus shall not inure to the benefit of any Participant (or to the benefit of any person controlling such Participant) from whom the person asserting any such losses, claims, damages or liabilities purchased Registrable Securities or Exchange Securities if such untrue statement or omission or alleged untrue statement or omission made in such preliminary prospectus is eliminated or remedied in the related Prospectus (as amended or supplemented if the Issuers shall have furnished any amendments or supplements thereto) and a copy of the related Prospectus (as so amended or supplemented) shall not have been furnished to such person at or prior to the sale of such Registrable Securities or Exchange Securities, as the case may be, to such person.

                  Each Participant will be required to agree, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers and each person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Issuers to each Participant, but only with reference to information relating to such Participant furnished to the Company in writing by such Participant expressly for use in any Registration Statement or Prospectus, any amendment or supplement thereto, or any preliminary prospectus. The liability of any Participant under this paragraph shall in no event exceed the proceeds received by such Participant from sales of Registrable Securities giving rise to such obligations.

                  If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnity may be sought pursuant to either of the two preceding paragraphs, such person (the "Indemnified Person") shall promptly notify the person against whom such indemnity may be sought (the "Indemnifying Person") in writing, and the Indemnifying Person, upon request of the Indemnified Person, shall retain counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person and any others the Indemnifying Person may designate in such proceeding and shall pay the reasonable fees and expenses actually incurred by such counsel related to such proceeding; provided, however, that the failure to so notify the Indemnifying Person shall not relieve it of any obligation or liability which it may have hereunder or otherwise (unless and only to the extent that such failure results in the loss or compromise of any rights or defenses). In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary, (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indem-nified Person or (iii) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm for the Participants and such control persons of Participants shall be designated in writing by Participants who sold a majority in interest of Registrable Securities sold by all such Participants and any such separate firm for the Issuers, their directors, officers and such control persons of the Issuers shall be designated in writing by the Issuers. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final non-appealable judgment for the plaintiff, the Indemnifying Person agrees to indemnify any Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested an Indemnifying Person to reimburse the Indemnified Person for reasonable fees and expenses actually incurred by counsel as contemplated by the third sentence of this paragraph, the Indemnifying Person agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such Indemnifying Person of the aforesaid request and (ii) such Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement; provided, how ever, that the Indemnifying Person shall not be liable for any settlement effected without its consent pursuant to this sentence if the Indemnifying Party is contesting, in good faith, the request for reimbursement. No Indemnifying Person shall, without the prior written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Person, unless such settlement includes an unconditional release of such Indemnified Person from all liability on claims that are the subject matter of such proceeding.

                  If the Indemnification provided for in the first and second paragraphs of this Section 7 is unavailable to an Indemnified Person in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative fault of the Issuers on the one hand and the

Participants on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Issuers on the one hand and the Participants on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuers or by the Participants and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                  The parties agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Participants were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any reasonable legal or other expenses actually incurred by such Indemnified Person in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, in no event shall a Participant be required to contribute any amount in excess of the amount by which proceeds received by such Participant from sales of Registrable Securities exceeds the amount of any damages that such Participant has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                  The indemnity and contribution agreements contained in this
Section 7 will be in addition to any liability which the Indemnifying Persons may otherwise have to the Indemnified Persons referred to above.

8.       Rule 144 and Rule 144A

                  The Issuers covenant that they will file the reports required to be filed by them under the Securities Act and the Exchange Act in a timely manner and, if at any time the Issuers are not required to file such reports, they will, upon the request of any Holder of Registrable Securities, make publicly available other information so long as necessary to permit sales pursuant to Rule 144 and Rule 144A under the Securities Act. The Issuers further covenant that they will take such further action as any Holder of Registrable Securities may reasonably request, all to the extent required from time to time to enable such holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by

(a) Rule 144 and Rule 144A under the Securities Act, as such Rules may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the SEC.

9.       Underwritten Registrations

                  If any of the Registrable Securities covered by any Shelf Registration are to be sold in an underwritten offering, the investment banker or investment bankers and manager or managers that will manage the offering will be selected by the Holders of a majority in aggregate principal amount of such Registrable Securities included in such offering, subject to the reasonable approval of the Issuers. No Additional Interest shall be payable as a result of any delay directly caused by the selection of or any action by such underwriters.

                  No Holder of Registrable Securities may participate in any underwritten registration hereunder unless such Holder (a) agrees to sell such Holder's Registrable Securities on the basis provided in any underwriting arrangements approved by the Issuers and the Holders of a majority in aggregate principal amount of the Registrable Securities included in such offering and
(b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements. Any Holder who fails to comply with such requirements within a reasonable period after notice shall not be entitled to receive any Additional Interest.

10.      Miscellaneous

                  (a) No Inconsistent Agreements. The Issuers have not, as of the date hereof, entered and shall not, after the date of this Agreement, enter into any agreement with respect to any of their securities that is inconsistent with the rights granted to the Holders of Registrable Securities in this Agreement or otherwise conflicts with the provisions hereof.

                  (b) Adjustments Affecting Registrable Securities. Except as may be required by the Indenture, the Issuers shall not, directly or indirectly, take any action with respect to the Registrable Securities as a class that would adversely affect the ability of the Holders of Registrable Securities to include such Registrable Securities in a registration undertaken pursuant to this Agreement.

                  (c) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Issuers have obtained the written consent of Holders of at least a majority of the then outstanding aggregate principal amount of Registrable Securities. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders of Registrable Securities whose securities are being sold pursuant to a Registration Statement and that does not directly or indirectly affect, impair, limit or compromise the rights of other Holders of Registrable Securities may be given by Holders of at least a majority in aggregate principal amount of the Registrable Securities being sold by such Holders pursuant to such Registration Statement, provided that the provisions of this sentence may not be amended, modified or supplemented except in accordance with the provisions of the immediately preceding sentence.

                  (d) Notices. All notices and other communications (including without limitation any notices or other communications to the Trustee) provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, next-day air courier or telecopier:



                  (i) if to a Holder of Registrable Securities, at the most current address given by the Trustee to the Issuers; and

                  (ii) if to the Issuers, 375 Park Avenue, New York, New York 10152 (telecopy 212/648-5121 or 212/648-5951), Attention: Chief
         Executive Officer.

                  All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; one business day after being timely delivered to a next-day air courier; and when telephonic confirmation of receipt is obtained, if telecopied.

                  Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Trustee under the Indenture at the address specified in such Indenture.

                  (e) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including without limitation and without the need for an express assignment, subsequent Holders of Registrable Securities; provided, that, with respect to the indemnity and contribution agreements in Section 7, each Holder of Registrable Securities subsequent to the Initial Purchasers shall be bound by the terms thereof if such Holder elects to include Registrable Securities in a Shelf Registration; provided, however, that this Agreement shall not inure to the benefit of or be binding upon a successor or assign of a Holder unless and to the extent such successor or assign holds Registrable Securities.

                  (f) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

                  (g) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

                  (h) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. EACH OF THE PARTIES HERETO AGREES TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT.

                  (i) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their reasonable best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

                  (j) Entire Agreement. This Agreement, together with the Purchase Agreement, is intended by the parties as a final expression of their agreement, and is intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein.

                  (k) Securities Held by the Issuers or Its Affiliates. Whenever the consent or approval of holders of a specified percentage of Registrable Securities is required hereunder, Registrable Securities held by the Issuers or any of their affiliates (as such term is defined in Rule 405 under the Securities Act) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

                  (l) Subsidiary Guarantor a Party. Notwithstanding Section 10(c), immediately upon the designation of any subsidiary of the Company as a Guarantor (as defined in the In-denture), the Company shall cause such Guarantor to guarantee the obligations of the Issuers hereunder (including, without limitation, the obligation to pay Additional Interest, if any, pursuant to the terms of Section 4 hereof), by executing and delivering to the Initial Purchaser an appropriate amendment to this Agreement.

                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.


                                      UNITED AUTO GROUP, INC.


                                      By:______________________________
                                      Name:
                                      Title:


                                      GUARANTORS:

                                      DIFEO PARTNERSHIP, INC.
                                      DIFEO PARTNERSHIP RCT, INC.
                                      DIFEO PARTNERSHIP RCM, INC.
                                      DIFEO PARTNERSHIP HCT, INC.
                                      DIFEO PARTNERSHIP SCT, INC.
                                      DIFEO PARTNERSHIP VIII, INC.
                                      DIFEO PARTNERSHIP IX, INC.
                                      DIFEO PARTNERSHIP X, INC.
                                      UAG NORTHEAST, INC.
                                      UAG NORTHEAST (NY), INC.
                                      HUDSON TOYOTA, INC.
                                      SOMERSET MOTORS, INC.
                                      UAG WEST, INC.
                                      SA AUTOMOTIVE, LTD.
                                      SL AUTOMOTIVE, LTD.
                                      SPA AUTOMOTIVE, LTD.
                                      LRP, LTD.
                                      SUN BMW, LTD.
                                      6725 DEALERSHIP, LTD.
                                      SCOTTSDALE MANAGEMENT GROUP, LTD.
                                      SK MOTORS, LTD.
                                      SCOTTSDALE AUDI, LTD.
                                      UNITED LANDERS, INC.
                                      LANDERS AUTO SALES, INC.
                                      LANDERS UNITED AUTO GROUP, INC.
                                      LANDERS UNITED AUTO GROUP NO. 2, INC.
                                      LANDERS UNITED AUTO GROUP NO. 3, INC.
                                      LANDERS UNITED AUTO GROUP NO. 4, INC.
                                      LANDERS BUICK-PONTIAC, INC.
                                      UAG ATLANTA, INC.
                                      ATLANTA TOYOTA, INC.
                                      UAG ATLANTA II, INC.
                                      UNITED NISSAN, INC.,
                                        a Georgia corporation
                                      UAG ATLANTA III, INC.
                                      PEACHTREE NISSAN, INC.
                                      UAG ATLANTA IV, INC.
                                      UAG ATLANTA IV MOTORS, INC.
                                      UAG ATLANTA V, INC.
                                      CONYERS NISSAN, INC.

                                      UAG TENNESSEE, INC.
                                      UNITED NISSAN, INC.,
                                        a Tennessee corporation
                                      UAG TEXAS, INC.
                                      UAG TEXAS II, INC.
                                      UAG EAST, INC.
                                      AMITY AUTO PLAZA, LTD.
                                      AMITY NISSAN OF MASSAPEQUA, LTD.
                                      AUTO MALL PAYROLL SERVICES, INC.
                                      AUTOMALL STORAGE, INC.
                                      FLORIDA CHRYSLER PLYMOUTH, INC.
                                      J&S AUTO REFINISHING, LTD.
                                      NORTHLAKE AUTO FINISH, INC.
                                      PALM AUTO PLAZA, INC.
                                      WEST PALM AUTO MALL, INC.
                                      WEST PALM INFINITI, INC.
                                      WEST PALM NISSAN, INC.
                                      WESTBURY NISSAN, LTD.
                                      WESTBURY SUPERSTORE, LTD.
                                      UAG CAROLINA, INC.
                                      GENE REED CHEVROLET, INC.
                                      MICHAEL CHEVROLET-OLDSMOBILE, INC.
                                      REED LALLIER CHEVROLET, INC.
                                      UAG NEVADA, INC.
                                      UNITED NISSAN, INC.,
                                        a Nevada corporation
                                      UNITED AUTOCARE, INC.
                                      UNITED AUTOCARE PRODUCTS, INC.
                                      UAG CAPITAL MANAGEMENT, INC.
                                      UAG FINANCE COMPANY, INC.
                                      UAG ATLANTA VI, INC.
                                      UNITED JEEP EAGLE CHRYSLER
                                        PLYMOUTH OF STONE MOUNTAIN, INC.

                                      By:______________________________
                                      Name:
                                      Title:

                                      FAIR HYUNDAI PARTNERSHIP
                                      FAIR CHEVROLET-GEO PARTNERSHIP
                                      DANBURY AUTO PARTNERSHIP
                                      DANBURY CHRYSLER
                                      PLYMOUTH PARTNERSHIP
                                      J&F OLDSMOBILE PARTNERSHIP
                                      DIFEO HYUNDAI PARTNERSHIP
                                      DIFEO LEASING PARTNERSHIP
                                      DIFEO NISSAN PARTNERSHIP
                                      DIFEO CHEVROLET-GEO PARTNERSHIP
                                      DIFEO CHYRSLER PLYMOUTH JEEP
                                       EAGLE PARTNERSHIP
                                      DIFEO BMW PARTNERSHIP

                                      By:  DIFEO PARTNERSHIP, INC.,
                                           a general partner


                                      By:______________________________
                                      Name:
                                      Title:


                                      HUDSON MOTORS PARTNERSHIP

                                      By:  DIFEO PARTNERSHIP HCT, INC.,
                                           a general partner


                                      By:______________________________
                                      Name:
                                      Title:


                                      OCT PARTNERSHIP

                                      By:  DIFEO PARTNERSHIP VIII, INC.,
                                           a general partner


                                      By:______________________________
                                      Name:
                                      Title:

                                       OCM PARTNERSHIP

                                       By:  DIFEO PARTNERSHIP IX, INC.,
                                            a general partner


                                       By:______________________________
                                       Name:
                                       Title:


                                       SOMERSET MOTORS PARTNERSHIP

                                       By:  DIFEO PARTNERSHIP SCT, INC.,
                                            a general partner


                                       By:______________________________
                                       Name:
                                       Title:


                                       COUNTY AUTO GROUP PARTNERSHIP

                                       By:  DIFEO PARTNERSHIP RCT, INC.,
                                            a general partner


                                       By:______________________________
                                       Name:
                                       Title:


                                       ROCKLAND MOTORS PARTNERSHIP

                                       By:  DIFEO PARTNERSHIP RCM, INC.,
                                            a general partner


                                       By:______________________________
                                       Name:
                                       Title:

                                        6725 AGENT PARTNERSHIP

                                        By:  SCOTTSDALE AUDI, LTD.,
                                             a general partner


                                        By:______________________________
                                        Name:
                                        Title:


                                        SHANNON AUTOMOTIVE, LTD.

                                        By:  UAG TEXAS II, INC.,
                                             its general partner


                                        By:______________________________
                                        Name:
                                        Title:

                                        J.P. MORGAN SECURITIES INC.
                                        SCOTIA CAPITAL MARKETS (USA) INC.

                                        By: J.P. MORGAN SECURITIES INC.

                                        By: _____________________________
                                        Name:
                                        Title: